                                                                Exhibit 1053



                          LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT dated as of January 17, 1996, is made by and between LEXINGTON PRECISION CORPORATION ("DEBTOR") and THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT").

SECTION 1. DEFINITIONS.

      All capitalized terms which are not defined herein are defined in Rider A attached hereto and made a part hereof ("RIDER A"). Accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

SECTION 2. AMOUNT AND TERMS OF LOANS; GRANT OF SECURITY INTEREST.

      Subject to the terms and conditions hereof, CIT agrees to make Loans to Debtor from time to time, in the amounts described in paragraph 2 of Rider A. Each Loan shall be evidenced by Debtor's Note, which Note shall set forth the repayment terms and Interest Rate for such Loan.

      As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce CIT to enter into this Agreement and make the Loans and to extend other credit from time to time to Debtor, whether under this Agreement or otherwise, Debtor hereby grants to CIT a first priority security interest in all Debtor's right, title and interest in, to and under the Collateral.

SECTION 3. CONDITIONS OF BORROWING.

      CIT shall not be required to make any Loan hereunder unless on the Closing Date thereof all legal matters with respect to, and all legal documents executed in connection with, the contemplated transactions are satisfactory to CIT and all of the following conditions are met to the satisfaction of CIT (except that (a) and (b) are required in connection with the initial Loan only): (a) CIT has received a satisfactory Secretary's Certificate certified by Debtor's Secretary or Assistant Secretary; (b) Debtor has executed and delivered to CIT the Note evidencing, and a Supplement describing the Equipment to be financed by, such Loan; (c) the Equipment being financed by such Loan has been delivered to, and accepted by, Debtor and CIT has received satisfactory evidence that the Equipment is insured in accordance with the provisions hereof and that the Cost thereof has been, or concurrently with the making of the Loan shall be, fully paid; (d) CIT has received copies of the invoices and bills of sale, if any, with respect to the Equipment being financed by such Loan; (e) all filings, recordings and other actions (including the obtaining of landlord and/or mortgagee waivers and a satisfactory intercreditor Agreement with Congress) deemed necessary or desirable by CIT in order to perfect a first priority security interest in the Equipment being financed by such Loan have been duly effected, and all fees, taxes and other charges relating to such filings and recordings have been paid by Debtor; (f) the representations and warranties contained in this Agreement are true and correct in all material respects with the same effect as if made on and as of such date, and no Default or Event of Default is in existence on such date or shall occur as a result of such Loan; (g) in the sole judgment of CIT, there has been no material adverse change in the financial condition, business or operations of Debtor from the date referred to in Section 4(j) hereof; (h) CIT has received from Debtor such other documents and information as CIT has reasonably requested; (i) CIT has inspected and appraised each item of used Equipment and found it satisfactory in value and condition, and all items of Equipment shall be satisfactory to CIT in value, condition and type, except that CIT has already so inspected and approved the items of Equipment listed on EXHIBIT 1 hereto.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

      In order to induce CIT to enter into this Agreement and to make each Loan, Debtor represents and warrants to CIT that: (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation, has the necessary authority and power to own the Equipment and its other assets and to transact the business in which it is engaged, is duly qualified to do business in each jurisdiction where the Equipment is located and in each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, and its chief executive office is located at the address set forth in paragraph 6 of Rider A; (b) Debtor has full power, authority and legal right to execute and deliver this Agreement and the Notes, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the security interest created hereby; (c) this Agreement has been (and each Note when executed and delivered shall have been) duly authorized, executed and delivered by Debtor and constitutes (and each Note when executed and delivered shall constitute) a legal, valid and binding obligation of Debtor enforceable in accordance with its terms except as such rights may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally;
(d) the execution, delivery and performance by Debtor of this Agreement and the Notes do not and will not violate any provision of any applicable law or regulation or of any judgment or order of any court or governmental instrumentality, and will not violate any provision of, or cause a default under, any loan, other agreement, contract or judgment to which Debtor is a party; (e) Debtor is not in default under any material agreement, contract or judgment to which Debtor is a party; (f) Debtor has filed all tax returns that are required to be filed and has paid all taxes as shown on said returns and all assessments received by it to the extent such taxes and assessments have become due other than those which are the subject of valid extensions and those which are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained by Debtor in accordance with generally accepted accounting principles and so long as such proceedings operate during the pendency thereof to prevent the sale, forfeiture, or loss of the Collateral by or to such taxing authority, and Debtor does not have any knowledge of any actual or proposed deficiency or additional assessment in
connection therewith;   (g) to the best of its knowledge, there is no action,
audit, investigation or proceeding pending or threatened against or affecting Debtor or any of its assets which involves any of the Equipment or any of the contemplated transactions hereunder or which, if adversely determined, could reasonably be expected to have a material adverse effect on Debtor's business, operations or financial condition; (h) on each Closing Date, Debtor shall have good and marketable title to the Equipment being financed on such date and CIT shall have a perfected first Lien on such Equipment; and (i) (i) the operations of Debtor comply in all material respects with all applicable Environmental Laws; and (ii) except as disclosed to CIT, (A) none of the operations of Debtor are subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws; (B) none of the operations of Debtor is the subject of an investigation to determine whether any remedial action is needed to respond to a release of any Hazardous Material into the environment; and (C) Debtor has no known material contingent liability in connection with any release of any Hazardous Material into the environment: (j) all annual and quarterly financial statements of Debtor which have been delivered to CIT have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly in all material respects Debtor's financial position as at, and the results of its operations for, the periods ended on the dates set forth on such financial statements, and there has been no material adverse change in Debtor's financial condition, business or operations since September 30, 1995, as reflected in such financial statements;
(k) Debtor has not changed its name in the last five years or done business under any other name except as previously disclosed in writing to CIT; and (l) no consent of any Person, and no consent, license, approval or authorization of, or registration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery and performance of, and payment under, this Agreement or the Notes other than the consent of Congress and the filing of financing statements.

SECTION 5. COVENANTS.

      Debtor covenants and agrees that from and after the date hereof and so long as the Commitment or any of the Notes is outstanding:

      A. It will: (1) promptly give written notice to CIT of the occurrence of any Event of Loss; (2) observe all material requirements of any governmental authorities relating to the conduct of its business, to the performance of its obligations hereunder, to the use, operation or ownership of the Equipment, or to its other properties or assets, maintain its existence as a legal entity and obtain and keep in full force and effect all material rights, franchises, licenses and permits which are necessary to the proper conduct of its business, and pay all fees, taxes, assessments and governmental charges or levies imposed upon any of the Equipment; (3) at any reasonable time or times, permit CIT or its authorized representative (A) upon prior written request to inspect the Equipment and, (B) following the occurrence and during the continuation of an Event of Default, to inspect the books and records of Debtor; (4) in accordance with generally accepted accounting principles, keep proper books of record and account in which entries will be made of all dealings or transactions in relation to its business and activities; (5) furnish to CIT the following financial statements, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, (a) as soon as available, but not later than 120 days after the end of each fiscal year, its consolidated balance sheet as at the end of such fiscal year, and its consolidated statements of income and consolidated statements of cash flow, including all footnotes, or such fiscal year, together with comparative information for the prior fiscal year, audited by Ernst & Young, LLP or other certified public accountants reasonably acceptable to CIT; and (b) as soon as available, but not later than 90 days after the end of each of the first three quarterly periods of each fiscal year, its consolidated balance sheet as at the end of such quarterly period and its consolidated statements of income and consolidated statements of cash flow for such quarterly period and for the portion of the fiscal year then ended together with comparative information for the prior comparable period, certified as to their accuracy by its chief financial officer; (6) furnish to CIT, (i) together with the financial statements described in clauses 5(a) and 5(b) above, a statement signed by Debtor's chief financial officer certifying that Debtor is in compliance with all financial covenants contained herein, or if Debtor is not in compliance, the nature of such noncompliance or default, and the status thereof (such statement shall set forth the actual calculations of any financial covenants), and (ii) promptly, such additional financial and other information as CIT may from time to time reasonably request; (7) promptly, at Debtor's expense, execute and deliver to CIT such instruments and documents, and take such action, as CIT may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of CIT hereby, including, without limitation, the execution, delivery, recordation and filing of financing statements (hereby authorizing CIT, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements without Debtor's signature, and to file as valid financing statements in the applicable financing statement records, photocopies hereof and of any other financing statement executed in connection herewith); PROVIDED, HOWEVER, notwithstanding anything in this Agreement to the contrary, in no event shall CIT file any financing statement or other public document which specifically lists the particular items of Equipment included in the Collateral; (8) warrant and defend its good and marketable title to the Equipment, and CIT's perfected first priority security interest in the Collateral, against all claims and demands whatsoever (hereby agreeing that the Equipment shall be and at all times remain separately identifiable personal property, and shall not become part of any real estate), and will, at its expense, take such action as may be necessary to prevent any other Person (other than Congress) from acquiring any right or interest in the Equipment; (9) at Debtor's expense, if requested by CIT in writing, attach to the Equipment a notice satisfactory to CIT disclosing CIT's security interest in the Equipment; (10) at Debtor's expense, maintain the Equipment in good condition and working order and furnish all parts, replacements and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained, normal wear and tear excepted, and any repairs, replacements and parts added to the Equipment in connection with any repair or maintenance or with any improvement, change, addition or alteration shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Agreement; and (11) obtain and maintain at all times on the Collateral, at Debtor's expense, "All-Risk" physical damage and, if required by CIT, liability insurance (including bodily injury and property damage) in such amounts, against such risks, in such form and with such insurers as shall be reasonably satisfactory to CIT; PROVIDED, HOWEVER, that the amount of physical damage insurance shall not be less than the then aggregate outstanding principal amount of the Notes. All physical damage insurance policies shall be made payable to CIT as its interest may appear; if liability insurance is required by CIT, the liability insurance policies shall name CIT as an additional insured. Debtor shall maintain and deliver to CIT the original certificates of insurance or other documents satisfactory to CIT prior to policy expiration or upon CIT's request, but CIT shall bear no duty or liability to ascertain the existence or adequacy of such insurance. Each insurance policy shall, among other things, require that the insurer give CIT at least 30 days' prior written notice of any material alteration in the terms of such policy or the cancellation thereof and that the interests of CIT be continued insured regardless of any breach of or violation by Debtor of any warranties, declarations or conditions contained in such insurance policy. The insurance maintained by the Debtor shall be primary with no other insurance maintained by CIT (if any) contributory.

      B. It will not: (1) sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any of the Collateral or attempt or offer to do any of the foregoing; (2) create, assume or suffer to exist any Lien upon the Collateral except for the security interest created hereby and the subordinate security interest in favor of Congress; (3) liquidate or dissolve;
(4) change the form of organization of its business; or (5) without thirty (30) days prior written notice to CIT, change its name or its chief executive office; (6) move (or in the case of titled vehicles, change the principal base of) any of the Equipment from the location specified on the Supplement relating thereto without the prior written consent of CIT except within the continental United States upon 30 days prior written notice to CIT (provided that Debtor delivers to CIT such financing statements as CIT requests to maintain its perfected first priority security interest in such Equipment); or (7) make or authorize any improvement, change, addition or alteration to the Equipment which would impair its originally intended function or use or its value. Notwithstanding anything herein to the contrary, Debtor shall have the right to substitute up to $1,000,000.00 of items of Equipment included in the Collateral with other items of Equipment of a like type and of a value and utility equal to or greater than the Equipment replaced, or other items of Equipment acceptable to CIT. Any Equipment which is so substituted for shall no longer be Collateral for purposes of this Agreement.

SECTION 6. EVENTS OF DEFAULT; REMEDIES.

      The following events shall each constitute an "EVENT OF DEFAULT" hereunder: (a) Debtor shall fail to pay any principal or interest on any Note within 10 days after the same becomes due (whether at the stated maturity, by acceleration or otherwise) or shall fail to pay any other Obligation when due (whether at the stated maturity, by acceleration or otherwise) which failure is not cured within 10 days after Debtor's receipt of notice from CIT; (b) any representation or warranty made by Debtor in this Agreement or in any document, certificate or financial or other statement now or hereafter furnished by Debtor in connection with this Agreement or any Loan shall at any time prove to be untrue or misleading in any material respect as of the time when made; (c) Debtor shall fail to observe any covenant, condition or agreement contained in Sections 5.A(11) or 5.B hereof or in paragraphs 4 or 5(b) of Rider A, which failure shall continue for a period of ten (10) days after receipt of notice from CIT; (d) Debtor shall fail to observe or perform any other covenant or condition contained in this Agreement, and such failure shall continue unremedied for a period of 30 days after the date on which notice thereof shall be given by CIT to Debtor; (e) Debtor or any affiliate of Debtor shall default
(i) in the payment of, or other performance under, any obligation for payment or lease (whether or not capitalized) or any guarantee to CIT or any affiliate of CIT beyond the period of grace, if any, provided with respect thereto, or
(ii) in the payment or performance of any obligation for borrowed money to any other Person beyond the period of grace, if any, provided with respect thereto, where such obligation or amount guaranteed is in excess of $100,000 if such obligation for borrowed money is accelerated as a result thereof; (f) a complaint in bankruptcy or for arrangement or reorganization or for relief under any insolvency law is filed by or against Debtor (and when filed against Debtor is in effect for 60 days) or Debtor admits its inability to pay its debts as they mature; or (g) upon the expiration of Debtor's current revolving loan facility with Congress, Debtor shall fail to renew such facility with Congress or shall fail to replace such facility with another lender reasonably acceptable to CIT with terms and conditions reasonably acceptable to CIT.

      If an Event of Default shall occur and be continuing, CIT may, by notice of default given to Debtor, do any one or more of the following: (a) terminate the Commitment and/or (b) declare the Notes to be due and payable, whereupon the principal amount of the Notes, together with accrued interest thereon and all other amounts owing under this Agreement and the Notes, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived (and in the case of any Event of Default specified in clause (f) of the above paragraph, such acceleration of the Notes shall be automatic, without any notice by CIT). In addition, if an Event of Default shall occur and be continuing, CIT may exercise all other rights and remedies available to it, whether under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations, under the Code, or otherwise available at law or in equity. Without limiting the generality of the foregoing, Debtor agrees that in any such event, CIT, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived), may forthwith do any one or more of the following: collect, receive, appropriate and realize upon the Collateral or any part thereof, and sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver, the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales at such places and at such prices as it may deem best, for cash or on credit or for future delivery without the assumption of any credit risk. CIT shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Debtor, which right or equity is hereby expressly released. Debtor further agrees, at CIT's request, to assemble (at Debtor's expense) the Collateral and make it available to CIT at such places which CIT shall select, whether at Debtor's premises or elsewhere but not more than 1000 miles from Debtor's premises. CIT shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of CIT hereunder, including reasonable attorney's fees and legal expenses) to the payment in whole or in part of the Obligations, in such order as CIT may elect. Debtor agrees that CIT need not give more than 10 days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which CIT is entitled. Debtor agrees to pay all costs of CIT, including reasonable attorneys' fees, incurred with respect to collection of any of the Obligations and enforcement of any of CIT's rights hereunder. To the extent permitted by law, Debtor hereby waives presentment, demand, protest or any notice (except as expressly provided in this Section 6) of any kind in connection with this Agreement or any Collateral.

SECTION 7. MISCELLANEOUS.

      No failure or delay by CIT in exercising any right, remedy or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or privilege. No right or remedy in this Agreement is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to CIT at law or in equity; and the exercise by CIT of any one or more of such remedies shall not preclude the simultaneous or later exercise by CIT of any or all such other remedies. No express or implied waiver by CIT of an Event of Default shall in any way be, or be construed to be, a waiver of any other or subsequent Event of Default. The acceptance by CIT of any regular installment payment or any other sum owing hereunder shall not (a) constitute a waiver of any Event of Default in existence at the time, regardless of CIT's knowledge or lack of knowledge thereof at the time of such acceptance, or (b) constitute a waiver of any Event of Default unless CIT shall have agreed in writing to waive the Event of Default.

      All notices, requests and demands to or upon any party hereto shall be deemed duly given or made when sent, if given by telecopier, when delivered, if given by personal delivery or overnight commercial carrier, or the fifth calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to such party at its address (or telecopier number) set forth in paragraph 6 of Rider A or such other address or telecopier number as may be hereafter designated in writing by such party to the other party hereto.

      Debtor agrees (A) to pay or reimburse CIT for (i) all expenses of CIT in connection with the documentation hereof; (ii) all fees, taxes and expenses of whatever nature incurred in connection with the creation, preservation and protection of CIT's security interest in the Collateral, including, without limitation, all filing and lien search fees, payment or discharge of any taxes or Liens upon, or in respect to, the Collateral, and all other fees and expenses reasonably incurred in connection with protecting or maintaining the Collateral or in connection with defending or prosecuting any actions, suits or proceedings arising out of, or related to, the Collateral; and (iii) all costs and expenses (including reasonable legal fees and disbursements) of CIT in connection with the enforcement of this Agreement and the Notes, and (B) to pay, and to indemnify and hold CIT harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses (including reasonable legal expenses) or disbursements of any kind or nature whatsoever arising out of or with respect to (a) this Agreement, the Collateral or CIT's interest therein, including, without limitation, the execution, delivery, enforcement, performance or administration of this Agreement and the Notes and the manufacture, purchase, ownership, possession, use, selection, operation or condition of the Collateral or any part thereof, or (b) Debtor's violation or alleged violation of any Environmental Laws or any law or regulation relating to Hazardous Materials (the foregoing being referred to as the "indemnified liabilities"), PROVIDED, that Debtor shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of CIT. If Debtor fails to perform or comply with any of its agreements contained in this Agreement and CIT shall itself perform, comply or cause performance or compliance, the expenses of CIT so incurred, together with interest thereon at the Late Charge Rate, shall be payable by Debtor to CIT on demand and until such payment is made shall constitute Obligations hereunder. The agreements and indemnities contained in this paragraph shall survive termination of this Agreement and payment of the Notes.

      This Agreement contains the complete, final and exclusive statement of the terms of the agreement between CIT and Debtor related to the contemplated transactions, and neither this Agreement, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought.

      This Agreement shall be binding upon, and inure to the benefit of, Debtor and CIT and their respective successors and assigns, except that Debtor may not assign or transfer its rights hereunder or any interest herein without the prior written consent of CIT.

      Headings of sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Debtor hereby authorizes CIT to correct patent errors and to fill in such blanks as dates herein and in the Notes, Supplements and in any document executed in connection herewith.

      THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. DEBTOR HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION IN CONNECTION WITH THIS AGREEMENT MAY BE INSTITUTED IN THE COURTS OF THE STATE OF NEW YORK, IN THE COUNTY OF NEW YORK OR THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK, AS CIT MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, DEBTOR HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. DEBTOR AND CIT ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NONJURY TRIALS. DEBTOR AND CIT AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS AGREEMENT, DEBTOR AND CIT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF AN CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT O TORT OR OTHERWISE; AND DEBTOR AND CIT HEREBY AGREE AND CONSENT THAT DEBTOR OR CIT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers as of January 17, 1996.

CIT:                                       DEBTOR:

THE CIT GROUP/EQUIPMENT                    LEXINGTON PRECISION CORPORATION,
FINANCING, INC.,                           A DELAWARE CORPORATION
A NEW YORK CORPORATION

By:     Richard J. Doherty                 By:     Warren Delano
        ------------------                         -----------------------

Title:  Senior Vice President              Title:   President
        ---------------------                       ----------------------

                                   RIDER A TO
                          LOAN AND SECURITY AGREEMENT
                          DATED AS OF JANUARY 17, 1996
          BETWEEN THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT") AND
                  LEXINGTON PRECISION CORPORATION ("DEBTOR").


1. DEFINITIONS. As used in the Loan and Security Agreement, the following terms shall have the following defined meanings (applicable to both singular and plural forms), unless the context otherwise requires:

     "Agreement": "hereof", "hereto", "hereunder" and words of similar meaning: the Loan and Security Agreement of even date herewith between Debtor and CIT including this Rider A and any other rider, schedule and exhibit executed by Debtor and CIT in connection herewith, as from time to time amended, modified or supplemented.
     "Appraisal": an appraisal satisfactory to CIT commissioned by CIT with respect to the items of used Equipment. {this definition can be made more specific once the appraiser is engaged and the appraisal conducted].
     "Business Day": a day other than a Saturday, Sunday or legal holiday under the laws of the State of New York. "
     "Cash Flow Coverage Ratio": with respect to Debtor shall mean at any time, the sum of Debtor's net income, depreciation and amortization less its dividends divided by the current portion of its long term debt excluding its 12 3/4% Senior Subordinated Notes due February 1, 2002 in the original principal amount of $31,720,000; PROVIDED; that for the purposes of this calculation the Debtor's results of operations for any twelve-month period shall exclude any write-down or write-off of assets (whether tangible or intangible) of any manufacturing facility or business unit of the Debtor which is recorded by Debtor as a result of the restructuring, relocation, shut-down or sale of such manufacturing facility or business unit or as a result of compliance with Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.
     "Closing Date": each date on which a Loan is made.
     "Code": the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.
     "Collateral": the Equipment and the Proceeds thereof.
     "Commitment": CIT's obligation to make Loans in the aggregate principal amount stated in paragraph 2 of this Rider A.
     "Congress": Congress Financial Corporation and its successors and assigns. "Cost": with respect to any item of new Equipment, the seller's invoiced purchase price therefor (after giving effect to any discount or other reduction) payable by Debtor excluding all other amounts and expenses payable by Debtor unless approved by CIT such as installation, freight, tooling, delivery charges, sales taxes, site preparation, and other similar costs with respect Equipment or, with respect to any item of used Equipment, such amount as CIT may approve. The Cost shall be set forth in the applicable Supplement.
     "Default": any event which with notice, lapse of time, or both would constitute an Event of Default.
     "Equipment": any and all items of property which are listed on Supplements, together with all now owned or hereafter acquired accessories, parts, repairs, replacements, substitutions, attachments, modifications, additions, improvements, upgrades and accessions of, to or upon such items of property.
     "Environmental Laws": the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.
     "Event Of Default": as set forth in Section 6 of the Agreement.
     "Event Of Loss": with respect to any item of Equipment, (i) the actual or constructive loss or loss of use thereof, due to theft, destruction, damage beyond repair or to an extent which makes repair uneconomical, or (ii) the condemnation, confiscation or seizure thereof, or requisition of title thereto, or use thereof, by any Person.
     "Hazardous Materials": any pollutant or contaminant defined as such in (or for the purposes of) any Environmental Laws including, but not limited to, petroleum, any radioactive material, and asbestos in any form or condition.
     "Indebtedness" shall mean all items which, in accordance with generally accepted accounting principles, consistently applied, would be included in determining total liabilities of Debtor shown on the liability side of its balance sheet as at the date such Indebtedness is to be calculated.
     "Installment Payment Date": with respect to any Note, each date on which a regular installment of interest is due.
     "Interest Rate": as set forth in paragraph 3 of this Rider A.
     "Interest Rate Period" shall mean each successive one-month period beginning on the day each Loan is made and ending on the day before such date in the subsequent month.
     "Late Charge Rate": a rate per annum equal to the higher of 3% over the applicable Interest Rate, but not to exceed the highest rate permitted by applicable law.
     "Libor Rate": shall mean the rate of interest equal to the thirty (30)-day London Interbank Offered Rate on United States Dollars as reported and published in THE WALL STREET JOURNAL. The LIBOR Rate in effect during any Interest Rate Period shall be the LIBOR Rate in effect at the close of business on the latest Rate Determination Date preceding the Installment Payment Date upon which such Interest Rate Period commences.

     "Liens": liens, mortgages, security interests, financing statements or other encumbrances of any kind whatsoever.
     "Loan": each loan made pursuant to the Agreement.
     "Note": each promissory note executed and delivered by Debtor pursuant hereto, satisfactory in form and substance to CIT.
     "Obligations": all indebtedness, obligations, liabilities and performance of Debtor to CIT, now existing or hereafter incurred under, arising out of, or in connection with, the Agreement or any Note.
     "Parent Company": any Person having beneficial ownership (directly or indirectly) of 25% or more of Debtor's shares of voting stock.
     "Person": an individual, partnership, corporation, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
     "Prepayment Percentage": on the date of any prepayment of any Note pursuant to the Agreement (i) during or prior to the first twelve months thereof, 3%, (ii) during the second twelve months thereof, 1.5%, and thereafter 0%. The first twelve month period shall commence on the Installment Payment Date first occurring after March 31, 1996.
     "Proceeds": the meaning assigned to it in the Code, and in any event, including, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Equipment; (ii) any and all payments made, or due and payable from time to time, in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Equipment by any Person; (iii) any and all accounts arising out of, or chattel paper evidencing a lease of, any of the Equipment; and (iv) any and all other rents or profits or other amounts from time to time paid or payable in connection with any of the Equipment.
     "Prohibited Transaction": a transaction in which: (i) Debtor enters into any transaction of merger or consolidation where (x) it shall not be the surviving corporation or (y) if it is the surviving corporation, after giving effect to such merger or consolidation its tangible net worth does not equal or exceed that which existed prior to such merger or consolidation; or (ii) Debtor sells, transfers or otherwise disposes of all or substantially all its assets; or (iii) any Person, or group of Persons acting together, becomes or agrees to become the beneficial owner (directly or indirectly) of 25% or more of Debtor's shares of voting stock (excluding current shareholders and their affiliates as of the date of this Agreement owning in the aggregate 25% or more of Debtor's shares of voting stock).
     "Rate Determination Date" shall mean with respect to any Interest Rate Period for any Loan made hereunder, shall mean the third preceding Business Day prior to the commencement of any Interest Rate Period, or if such day is not a day on which THE WALL STREET JOURNAL is published (or if published, does not publish the LIBOR Rate), then on the next preceding day prior to the day on which THE WALL STREET JOURNAL is published and reports the LIBOR Rate.
     "Supplement": each supplement executed and delivered by Debtor pursuant hereto, satisfactory in form and substance to CIT.
     "Working Capital": shall mean and include, at any time, the amount, if any, by which (i) the aggregate net book value of all assets of Debtor which would, in accordance with generally accepted accounting principles, consistently applied, be classified as current assets at any such time, exceeds
(ii) all Indebtedness of Debtor which would, in accordance with generally accepted accounting principles, consistently applied, be classified as current liabilities at such time; PROVIDED, THAT in computing Working Capital hereunder, none of the Obligations of Debtor to CIT and none of the obligations of Debtor to Congress shall be considered current liabilities.

2. LOAN AND COMMITMENT. The aggregate principal amount of all Loans shall not exceed the lesser of (x) $5,000,000.00 or (y) the sum of (i) $2,600,000 with respect to the items of Equipment listed on EXHIBIT 1 hereto; (ii) 100% of the fair market value (as determined by CIT) of the used Equipment not listed on
Exhibit 1 but set forth on the Appraisal and (iii) 100% of the Cost (as approved by CIT) of items of new and used Equipment not listed on the Appraisal, which items are satisfactory to CIT. Each Loan shall be in a principal amount of not less than $300,000, and CIT shall not make more than four (4) Loans. Each Loan shall be amortized in level payments of principal. Interest on the unpaid principal balance shall be payable at the rate specified in the Notes. With respect to any Loan made prior to March 31, 1996, interest only shall be payable through March 31, 1996 and thereafter the Loan shall be payable in forty-eight (48) payments equal payments of principal commencing on April 30, 1996. Interest shall be payable monthly on the last day of each calendar month. CIT's Commitment shall terminate on July 31, 1996. The proceeds of each Loan shall be to finance the purchase of, or reimburse Debtor for the cost of, the Equipment.

3. INTEREST RATE. The interest rate per annum on the unpaid principal amount of each Loan shall be equal to the LIBOR Rate plus 3.00%.

4. FINANCIAL COVENANTS. Debtor agrees that so long as any Note remains outstanding and unpaid, Debtor shall, directly or indirectly, at all times: (a) maintain on a basis consolidated with Debtor's direct and indirect subsidiaries, Working Capital of not less than $1,000,000; (b) maintain on a basis consolidated with Debtor's direct and indirect subsidiaries, a minimum Net Worth of not less than negative $9,500,000; (c) maintain a Cash Flow Coverage Ratio of not less than 1.25 to 1.0; or (d) not incur, make or commit to make any expenditure in respect of the purchase or other acquisition of fixed or capital assets including leases which in accordance with generally accepted accounting principles should be capitalized on the books of Debtor (including normal replacements and maintenance) which after giving effect thereto, would cause the aggregate amount of such capital expenditures by Debtor to exceed $15,000,000 (on a non-cumulative basis) in any fiscal year.

5. PREPAYMENT. (a) Should any item of Equipment suffer an Event of Loss, Debtor shall either replace such item of Equipment within 60 days with equipment (which shall become Equipment) of a value and utility equal to or greater than that of the Equipment suffering the Event of Loss (such determination of value and utility being deemed made immediately prior to the Event of Loss) or make a prepayment on the corresponding Note within 60 days after the occurrence of the Event of Loss. The amount to be prepaid shall be (i) the unpaid principal amount of such Note multiplied by a fraction the numerator of which is the Cost of the item of Equipment which suffered the Event of Loss and the denominator of which is the Cost of all items of Equipment less the Cost of each item of Equipment which previously suffered an Event of Loss or for which a prepayment has otherwise previously been made (the "PREPAID PRINCIPAL AMOUNT"), (ii) all other amounts then due and owing hereunder and under the Notes and (iii) an amount equal to the product of the Prepayment Percentage and the Prepaid Principal Amount.

     (b) A Prohibited Transaction may be consummated only with CIT's prior written consent. Not less than twenty (20) Business Days prior to the date the proposed Prohibited Transaction is expected to be consummated, Debtor shall give CIT written notice of the proposed Prohibited Transaction. In the event CIT does not consent to the Prohibited Transaction and the Prohibited Transaction is nonetheless to be consummated, Debtor shall, on or prior to the date the Prohibited Transaction is to be consummated, prepay the outstanding principal under all Notes together with (1) all interest accrued thereon, (2) all other amounts then due and owing hereunder and under the Notes, and (3) an amount equal to the product of the Prepayment Percentage and the outstanding principal amount of the Notes.

     (c) On any Installment Payment Date Debtor may, at its option, on at least 30 days' prior written notice to CIT, prepay all, but not less than all, of the outstanding principal under all Notes executed hereunder together with (i) all interest accrued thereon to the date of prepayment, (ii) all other amounts then due and owing hereunder or under the Notes, and (iii) an amount equal to the product of the outstanding principal under all Notes and the Prepayment Percentage.

     (d) Except as provided in (a), (b) or (c) of this paragraph 5, the Notes may not be prepaid in whole or in part.

6. ADDRESSES FOR NOTICE PURPOSES AND DEBTOR'S CHIEF EXECUTIVE OFFICE.

CIT:                                                                DEBTOR:
THE CIT GROUP/EQUIPMENT FINANCING, INC.                     LEXINGTON PRECISION CORPORATION
1211 Avenue of the Americas                                 c/o Lubin Delano & Co.
21st Floor                                                  767 Third Avenue
New York, New York 10036                                    New York, New York 10017
Telecopier No. (212) 536-1385                               Telecopier No. (212) 319-4659
Attention: Senior Vice President/Credit                     Attention: Warren Delano

7. COMMITMENT FEE. CIT acknowledges receipt from Debtor of a commitment fee in the amount of $25,000. CIT agrees to refund to Debtor after the expiration of the commitment period hereunder and completion by CIT of all follow-up matters related to the transactions contemplated hereby, as the refundable portion of the Commitment Fee, the amount determined in accordance with the following formula:

Refund =    $25,000 Fee                       Aggregate principal amount of all Loans made
                             X                hereunder - not to exceed $5,000,000
                                              --------------------------------------------
                                                            $5,000,0000


Such refund shall be net, however, of any unreimbursed out-of-pocket fees, costs, disbursements and expenses incurred by CIT in connection with the transactions contemplated hereby. Debtor agrees that the difference, if any, between the amount of the Commitment Fee and the amount determined in accordance with the foregoing formula shall be retained by CIT.

THE PROVISIONS SET FORTH IN THIS RIDER A ARE INCORPORATED IN AND MADE A PART OF THE LOAN AND SECURITY AGREEMENT BETWEEN CIT AND DEBTOR DATED AS OF JANUARY 17, 1996.

CIT:                                                                DEBTOR:
THE CIT GROUP/EQUIPMENT                                             LEXINGTON PRECISION
FINANCING, INC.,  A NEW YORK CORPORATION                            A DELAWARE CORPORATION,

By:     Richard J. Doherty                                          By:     Warren Delano
   ---------------------------------------------                       ---------------------------------------------
Title:  Senior Vice President                                       Title:  President
      ------------------------------------------                          ------------------------------------------

                                                                     Page 8 of 8